                  IntelliQuest Announces Financial Results for the
                    Third Quarter and a Return to Profitability

 Announces a Stockholder Rights Plan; Announces Repricing of All Stock Options;
                    and Announces a New Chief Financial Officer

AUSTIN, Texas--Oct. 20, 1998--IntelliQuest Information Group Inc. (NASDAQ:
IQST) announced today a return to profitability as it reported financial results for the quarter ended Sept. 30, 1998.

Third quarter revenues were $13.8 million, an increase of 11% over revenues of $12.5 million for the same period in 1997. Revenues for the nine months ended Sept. 30, 1998, were $33.8 million, an increase of 23% over $27.5 million for the same period in 1997. Net income for the quarter was $701,000, or $.08 per basic and diluted share, compared with $1.4 million, or $.16 per basic and diluted share, for the year-ago period. Net loss for the nine months ended Sept. 30, 1998 was $1.9 million, or $.23 per basic and diluted share, compared with earnings of $2.8 million, or $.33 per basic and diluted share, for the comparable year-ago period.

Brian Sharples, president and chief executive officer, noted, "On a comparable basis, third quarter revenues increased 25% for the quarter and 43% year-to-date, excluding the effect of businesses we exited last year and the timing of a major conference."

Sharples continued, "After a year of restructuring, we're beginning to see the payoff on the bottom line. We have executed on our commitment to stockholders to return to profitability in the third quarter, while continuing to make significant investments in strategic areas of our business, specifically database marketing and Internet services. Demand for our services remains strong, and we are excited about the prospects of new business resulting from our recently announced partnerships with CoolSavings Inc. and 24/7 Media Inc. We have also recently launched a new Internet consumer panel, which complements our highly successful Technology Panel, and will launch a new e-commerce branding study in the fourth quarter to round out our growing list of Internet offerings. Our strategy is to leverage our core competencies in branding expertise and customer identification to harness opportunities available with the evolution of one-to-one marketing on the Web."

The Company also announced that its Board of Directors has declared a dividend distribution of one Preferred Share Purchase Right on each outstanding share of IntelliQuest common stock. Subject to limited exceptions, the Rights will be exercisable if a person or group acquires 20% or more of the Company's common stock or announces a tender offer for 20% or more of the common stock. Under certain circumstances, each Right will entitle stockholders to buy one one-hundredth of a share of newly created Series A Junior Participating Preferred Stock of the Company at an exercise price of $40.00. The IntelliQuest Board will be entitled to redeem the Rights at $.001 per Right at any time before a person has acquired 20% or more of the outstanding common stock.

The Rights are intended to enable all IntelliQuest stockholders to realize the long-term value of their investment in the Company. They do not prevent a takeover, but should encourage anyone seeking to acquire the Company to negotiate with the Board of Directors prior to attempting a takeover. The Rights are not being distributed in response to any specific effort to acquire control of the Company. The Rights are designed to assure that all IntelliQuest stockholders receive fair and equal treatment in the event of any proposed takeover of the Company and to guard against partial tender offers, open market accumulations and other abusive tactics to gain control of IntelliQuest without paying all stockholders a control premium. If a person becomes an Acquiring Person, each Right will entitle its holder to purchase, at the Right's then-current exercise price, a number of common shares of IntelliQuest having a market value at that time of twice the Right's exercise price. Rights held by the Acquiring Person will become void and will not be exercisable to purchase shares at the bargain purchase price. An Acquiring Person is defined as a person who acquires 20% or more of the outstanding common stock of IntelliQuest. If IntelliQuest is acquired in a merger or other business combination transaction which has not been approved by the Board of Directors, each Right will entitle its holder to purchase, at the Right's then-current exercise price, a number of the acquiring company's common shares having a market value at that time of twice the Right's exercise price. The dividend distribution to establish the new Rights Plan will be payable to stockholders of record on Nov. 2, 1998. The Rights will expire in 10 years. The Rights distribution is not taxable to stockholders.

The Company also announced that its Board of Directors has authorized the repricing of all of the Company's outstanding stock options as of Oct. 16, 1998, including options granted to members of the Board, at a new grant price of $5.00, the closing price of the Company's stock on the date of the repricing. Under the terms of the repricing, unvested shares, excluding certain Board and senior executive grants with event-driven vesting, will vest 1/48 monthly over four years, beginning Oct. 16, 1998.

The Company also announced that F.S. (Kit) Webster III, has accepted the position of acting chief financial officer. Webster brings to IntelliQuest comprehensive, executive-level expertise in publicly held companies, mergers and acquisitions, business modeling and management reporting, and analysis and cost control. Webster is currently serving as chief financial officer of Ross Technology Inc. [OTC BB: RTEC], a publicly held designer and assembler of microprocessors and related equipment. Webster will formally join IntelliQuest when his obligations to Ross are completed.

Prior to his position with Ross, Webster served in various senior executive roles for startup companies. Webster also served as senior vice president of The Continuum Company, a publicly held provider of mainframe- and computer-based software services, which was subsequently sold to Computer Sciences Corporation [NYSE: CSC]. During Webster's tenure, Continuum completed several successful acquisitions and joint venture partnerships, both domestically and internationally, including the acquisition of Continuum's largest competitor. Webster received a Masters of Electrical Engineering from Rice University and is a certified public accountant, currently lecturing on corporate finance as part of the MBA Program of the University of Texas at Austin.

Sharples commented, "We are pleased that Kit is joining our executive team. Kit possesses the ability to build the financial infrastructure necessary to position IntelliQuest for the next level of growth. His years of experience and involvement with significant financial transactions within the technology industry are substantial. Kit has been working at the Company informally until certain outstanding commitments have been met, and we look forward to the completion of those commitments very soon. I am pleased that the senior executive team is now in place as we continue progress on executing our business strategy."

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "expects," "anticipates," "believes," "plans," "estimates", "continue" or similar expressions are intended to identify these forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in the forward-looking statements, including, but not limited to risks associated with database marketing information services; reliance on key customers/technology industry consolidation; dependence on subscription and contract renewals; fluctuations in operating results/seasonality; management of growth/possible acquisitions and strategic alliances; competition; dependence on key personnel; expansion of direct sales force; rapid technological change and new product introduction; data collection risks; risks related to CIMS; history of net losses/uncertain profitability; limited protection of proprietary systems, software and procedures; and risks associated with international operations, as further discussed under "Management's Discussion and Analysis of Financial Condition and Results of Operations", including "Risk Factors" and elsewhere in the Company's Annual Report on Form 10-K for the year ended Dec. 31, 1997 and Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1998.

Headquartered in Austin, Texas, with offices in Atlanta, Silicon Valley, New York and London, IntelliQuest provides information-based marketing services to the technology industry. IntelliQuest uses its proprietary databases and software to help technology companies track product performance and customer satisfaction, measure advertising effectiveness, assess brand strength and competitive position, determine price sensitivity and evaluate new products, markets or other business opportunities. The Company also licenses custom proprietary software applications for electronic product registration and offers associated database marketing products and services, including data enhancement, data cleansing, data mining and professional services focused on the information needs of the technology, telecommunications, utility and cable industries. IntelliQuest has over 400 employees worldwide.

IntelliQuest Information Group Inc., Investor Relations Department, 1250 Capital of Texas Highway South, Building One, Suite 600, Austin, Texas 78746, 512/329-0808, fax 512/314-1836, email info@intelliquest.com; World
Wide Web http://www.intelliquest.com.

-0-

                  INTELLIQUEST INFORMATION GROUP INC.
             CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (In thousands, except per share amounts)
                               (unaudited)

                                        For the three months ended
                                               September 30,
                                     ---------------------------------
                                         1998        1997     % Change
                                     ---------------------------------
 Revenues:
      Continuous services            $ 12,445    $ 11,401           9%
      Other services                    1,399       1,126          24%
                                     --------    --------         ----
           Total revenue               13,844      12,527          11%
 Operating expenses:
      Cost of revenues                  7,688       7,211           7%
      Sales, general and
       administrative                   4,561       3,148          45%
      Product development                 605         551          10%
      Depreciation and amortization       352         244          44%
      Acquisition costs                     -           -          N/A
                                     --------    --------         ----
           Total operating expenses    13,206      11,154          18%
                                     --------    --------         ----
 Operating income (loss)                  638       1,373         (54%)
 Other income, net                        318         494         (36%)
                                     --------    --------         ----
 Income (loss) before income taxes        956       1,867         (49%)
 Provision for (benefit from)
  income taxes                            255         485         (47%)
                                     --------    --------         ----
 Net income (loss)                   $    701    $  1,382         (49%)
                                     --------    --------         ----
                                     --------    --------         ----
 Basic earnings (loss) per share     $   0.08    $   0.16
                                     --------    --------         ----
                                     --------    --------         ----
 Diluted earnings (loss) per share   $   0.08    $   0.16
                                     --------    --------         ----
                                     --------    --------         ----
 Basic weighted average shares
  outstanding                           8,307       8,390
                                     --------    --------         ----
                                     --------    --------         ----
 Diluted weighted average shares
  outstanding                           8,353       8,587
                                     --------    --------         ----
                                     --------    --------         ----

                                         For the nine months ended
                                                September 30,
                                     ---------------------------------
                                         1998        1997     % Change
                                     ---------------------------------
 Revenues:
      Continuous services            $ 29,114    $ 24,152          21%
      Other services                    4,676       3,376          39%
                                     --------    --------         ----
           Total revenue               33,790      27,528          23%
 Operating expenses:
      Cost of revenues                 18,599      15,218          22%
      Sales, general and
       administrative                  15,629       7,771         101%
      Product development               3,665       1,562         135%
      Depreciation and amortization       970         689          41%
      Acquisition costs                     -         140          N/A
                                     --------    --------         ----
            Total operating expenses   38,863      25,380          53%
                                     --------    --------         ----
 Operating income (loss)               (5,073)      2,148        (336%)
 Other income, net                      1,086       1,404         (23%)
                                     --------    --------         ----
 Income (loss) before income taxes     (3,987)      3,552        (212%)
 Provision for (benefit from)
  income taxes                         (2,052)        773        (365%)
                                     --------    --------         ----
 Net income (loss)                   $ (1,935)    $ 2,779        (170%)
                                     --------    --------         ----
                                     --------    --------         ----
 Basic earnings (loss) per share      $ (0.23)     $ 0.33
                                     --------    --------         ----
                                     --------    --------         ----
 Diluted earnings (loss) per share    $ (0.23)     $ 0.33
                                     --------    --------         ----
                                     --------    --------         ----
 Basic weighted average shares
  outstanding                           8,413       8,308
                                     --------    --------         ----
                                     --------    --------         ----
 Diluted weighted average shares
  outstanding                           8,413       8,477
                                     --------    --------         ----
                                     --------    --------         ----

                  INTELLIQUEST INFORMATION GROUP INC.
                  CONDENSED CONSOLIDATED BALANCE SHEETS
                             (In thousands)

                                        Sept. 30, 1998    Dec. 31, 1997
                                        --------------    -------------
                                          (Unaudited)
 ASSETS:
 Current assets:
      Cash and equivalents                 $  1,736            $  1,785
      Short term investments                 33,997              40,752
      Accounts receivable, net               11,322               7,904
      Unbilled revenues                       4,495               2,840
      Projects in process                       125                 127
      Prepaid expenses and other              2,925                 593
                                           --------            --------
           Total current assets              54,600              54,001
      Furniture and equipment, net            2,577               4,436
      License agreement, net                  7,376               7,500
      Other assets                            1,528               1,470
                                           --------            --------
           Total assets                    $ 66,081            $ 67,407
                                           --------            --------
                                           --------            --------

 LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities:
      Accounts payable                     $  2,931            $  2,474
      Accrued liabilities                     3,710               1,918
      Deferred revenues                       2,322               2,420
      Other current liabilities                 559                 553
                                           --------            --------
           Total current liabilities          9,522               7,365
      Capital lease obligations and
       deferred rent                            112                 172
                                           --------            --------
           Total liabilities                  9,634               7,537
      Stockholders' equity                   56,447              59,870
                                           --------            --------
           Total liabilities and
            stockholders' equity           $ 66,081            $ 67,407
                                           --------            --------
                                           --------            --------

 Contact:
      IntelliQuest Information Group Inc., Austin
      Valerie Savage, 512/314-1846
      vsavage@intelliquest.com